UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2024

SOLAREDGE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 435.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§435.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On June 28, 2024, SolarEdge Technologies, Inc. (the “Company”) sold to Goldman Sachs & Co. LLC, as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $300 million aggregate principal amount of the Company’s 2.250% Convertible Senior Notes due 2029 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representative.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Initial Purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the Company’s common stock, par value $0.0001 per share (the “common stock”), issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The issuance of common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. This Current Report on Form 8-K (this “Form 8-K”) does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an indenture, dated June 28, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will bear interest at a rate of 2.250% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. The Notes mature on July 1, 2029, unless repurchased, redeemed or converted in accordance with their terms prior to such date.

The Notes are general senior unsecured obligations of the Company, ranking senior in right of payment to any future debt that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of the Company’s subsidiaries.

The net proceeds from the offering of the Notes were approximately $293.2 million, after deducting fees and estimated expenses. Separately, the Company has entered into Capped Call Transactions (as defined below). The Company used approximately $25.2 million of the net proceeds from this offering to pay the cost of the Capped Call Transactions and approximately $267.9 million of the net proceeds from this offering to repurchase $285.0 million principal amount of its outstanding 0.000% Convertible Notes due 2025. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes.

Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding April 1, 2029 in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events or if the Company provides a notice of redemption as described in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time beginning on or after April 1, 2029, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances. The initial conversion rate for the Notes is 29.1375 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $34.32 per share of common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes, in multiples of $1,000 principal amount, at a repurchase price of 100% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to, but not including, the repurchase date. If certain fundamental changes referred to as make-whole fundamental changes occur, the conversion rate for the Notes may be increased. The maximum number of shares of Common Stock issuable per $1,000 aggregate principal amount of Notes (after increase for a make-whole fundamental change) is 37.8787, subject to adjustment as provided for in the Indenture.

The events of default, as set forth in the Indenture, include:

•	default in any payment of interest on any Note when due and payable and the continuance of such default for 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture and such failure continues for three business days;

•	failure by the Company to give a notice regarding a fundamental change, specified corporate transaction or make-whole fundamental change, in each case, when due;

•	failure by the Company to comply with its obligations under the Indenture in respect of certain merger, consolidation and asset sale transactions;

•	failure by the Company to comply with certain of its agreements required under the Notes or the Indenture for 60 days after receipt of written notice in accordance with the Indenture;

•	default by the Company or certain of its subsidiaries with respect to indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary; and

•	certain events of bankruptcy, insolvency, or reorganization involving the Company or certain of its subsidiaries.

If an event of default, other than an event of default involving the Company’s bankruptcy or insolvency, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on, all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events involving the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the holders of the Notes to receive additional interest on the Notes for up to 360 days following such failure.

The Notes are not redeemable prior to July 6, 2027. On or after July 6, 2027, the Company may redeem the Notes at its option if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with Barclays Bank PLC, Citibank, N.A., Mizuho Securities USA LLC and Wells Fargo Bank, National Association (the “Option Counterparties”). If the Initial Purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Option Counterparties. Collectively, the Capped Call Transactions cover, initially, the number of shares of common stock initially underlying the Notes. The cost of the Base Capped Call Transactions was approximately $25.2 million.

The Capped Call Transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions. The strike price initially corresponds to the conversion price of the Notes and is subject to customary anti-dilution adjustments. If, however, the market price per share of common stock exceeds $48.84, the initial cap price of the Capped Call Transactions, there would nevertheless be unmitigated dilution and/or no offset of any cash payments, in each case, attributable to the amount by which the market price of the common stock exceeds the cap price. The cap price is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from them a number of shares of common stock or an amount of cash generally based on the amount by which the market price per share of common stock exceeds the strike price of the Capped Call Transactions subject to the cap price.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Company’s common stock in open market and/or privately negotiated transactions prior to maturity of the Notes, and are likely to do so during any observation period for the settlement of conversions of the Notes. This activity could cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that will be received upon conversion of the Notes.

The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Confirmation, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often characterized by the use of words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements. All information set forth in this Form 8-K is as of the date of this Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated June 28, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 2.250% Convertible Senior Note due 2029 (included in Exhibit 4.1)
10.1	Form of Capped Call Confirmation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: June 28, 2024	By:	/s/ Ronen Faier
	Name:	Ronen Faier
	Title:	Chief Financial Officer